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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant                                        ☒
Filed by a Party other than the Registrant        ☐

Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12

GAM FUNDS, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box)
☒   No fee required
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies: ___________________________________

(2) Aggregate number of securities to which transaction applies: ___________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________

(4) Proposed maximum aggregate value of transaction: __________________________________________

(5) Total fee paid: ________________________________________________________________________

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid: ________________________________________________________________

(2) Form, Schedule or Registration Statement No.: ______________________________________________

(3) Filing Party: __________________________________________________________________________

(4) Date Filed: ___________________________________________________________________________

IMPORTANT NOTICE Please take a moment of your time and cast your vote.

July 27, 2006

GAM Funds, Inc.
GAM GABELLI LONG/SHORT
GAM INTERNATIONAL EQUITY

Dear Shareholder:

We are writing to inform you that the Special Meeting of Shareholders of each above Fund scheduled for July 27, 2006 has been adjourned to allow those shareholders who did not cast their vote additional time to do so. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. The adjourned Special Meeting is scheduled for August 24, 2006.

You have received this notice since our records indicate that we have not received your vote. We ask you to please take a moment now to vote your shares. The details of the proposals can be found in the proxy materials that were previously mailed to you. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSALS. However, if you have questions regarding the Special Meeting or the proposals set forth in the proxy statement, please call toll free 1-800-820-2415 and ask for extension 12. Another copy of your ballot(s) has been enclosed with this letter for your convenience.

Please vote your shares today. Your participation will assist your Fund in holding this Special Meeting and could help to reduce the expenses involved with additional solicitation.

For your convenience, please utilize one of the easy methods below to register your vote:

BY TOUCH-TONE PHONE:

Simply dial the toll-free number found on the enclosed proxy card.

BY INTERNET:

Cast your vote by logging onto the address found on the enclosed proxy card and following the instructions on the website.

BY MAIL:

You may also cast your vote by mail by signing, dating and mailing the enclosed proxy card in the priority envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the Special Meeting on August 24, 2006.

EVERY VOTE COUNTS!

A shareholder may think his or her vote is not important, but it is vital. Your vote will enable your Fund to hold the Special Meeting as scheduled and avoid the cost of additional solicitations. We urge you to vote your proxy now.

Please see the proxy statement previously mailed to you for a description of the proposals. If you have any questions regarding this information or to vote your shares over the phone, please call toll-free
1-800-820-2415 and ask for extension 12. Representatives are available Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time.

The Board of Directors unanimously recommends that you vote “For” the proposals for reasons set forth in the proxy statement.

Don’t Hesitate. Please vote today! Thank you for your help.